As filed with the U.S. Securities and Exchange Commission on March 29, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Snowflake Inc.
(Exact name of Registrant as specified in its charter)

Delaware	46-0636374
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715
(844) 766-9355
(Address of principal executive offices) (Zip code)
Snowflake Inc. 2020 Equity Incentive Plan
Snowflake Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Derk Lupinek
General Counsel
Snowflake Inc.
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715
(844) 766-9355
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Seth J. Gottlieb
Alex K. Kassai
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Snowflake Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 17,150,750 additional shares of its Class A common stock under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of the Registrant’s Class A common stock reserved and available for issuance under the 2020 Plan on February 1, 2023, and that have become available for issuance under the 2020 Plan as a result of the expiration, cash settlement, forfeiture, repurchase, withholding, or reacquisition of stock options or other stock awards that had been granted under the Registrant’s 2012 Equity Incentive Plan, and (ii) 3,233,051 additional shares of its Class A common stock under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP” and together with the 2020 Plan, the “Plans”), pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of the Registrant’s Class A common stock reserved and available for issuance under the 2020 ESPP on February 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its Class A common stock for issuance under the Plans on Registration Statements on Form S-8 filed with the Commission on September 16, 2020 (File No. 333-248830), March 31, 2021 (File No. 333-254920), and March 30, 2022 (File No. 333-263986). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the Commission on March 29, 2023.
(b)The description of the Registrant’s Class A Common Stock which is contained in (i) the Registrant’s Registration Statement on Form 8-A filed on September 9, 2020 (File No. 001-39504) under the Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K referenced in (a) above.
(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Snowflake Inc.	8-K	001-39504	3.1	September 18, 2020
4.2	Amended and Restated Bylaws of Snowflake Inc.	S-1/A	333-248280	3.4	September 8, 2020
4.3	Certificate of Retirement.	8-K	001-39504	3.1	March 3, 2021
4.4	Form of Class A Common Stock Certificate.	S-1/A	333-248280	4.1	September 8, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
99.1	2020 Equity Incentive Plan.	S-1/A	333-248280	10.6	September 8, 2020
99.2	Forms of Notice of Stock Option Grant, Global Stock Option Agreement, and Exercise Notice under 2020 Equity Incentive Plan.	10-K	001-39504	10.5	March 29, 2023
99.3	Form of Restricted Stock Unit Award Agreement under 2020 Equity Incentive Plan.	10-K	001-39504	10.6	March 29, 2023
99.4	2020 Employee Stock Purchase Plan.	S-1/A	333-248280	10.9	September 8, 2020
107.1*	Calculation of Filing Fee Table.
_________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, State of Montana, on March 29, 2023.

SNOWFLAKE INC.

By:	/s/ Frank Slootman
Name:	Frank Slootman
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Slootman and Michael P. Scarpelli, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Slootman	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2023
Frank Slootman

/s/ Michael P. Scarpelli	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2023
Michael P. Scarpelli

/s/ Benoit Dageville	Director	March 29, 2023
Benoit Dageville

/s/ Teresa Briggs	Director	March 29, 2023
Teresa Briggs

/s/ Jeremy Burton	Director	March 29, 2023
Jeremy Burton

/s/ Carl M. Eschenbach	Director	March 29, 2023
Carl M. Eschenbach

/s/ Mark S. Garrett	Director	March 29, 2023
Mark S. Garrett

/s/ Kelly A. Kramer	Director	March 29, 2023
Kelly A. Kramer

/s/ John D. McMahon	Director	March 29, 2023
John D. McMahon

/s/ Michael L. Speiser	Director	March 29, 2023
Michael L. Speiser

/s/ Jayshree V. Ullal	Director	March 29, 2023
Jayshree V. Ullal